SECURITY AND PURCHASE AGREEMENT

By and among

LAURUS MASTER FUND, LTD.

180 CONNECT, INC.,
MOUNTAIN CENTER, INC.,
JJ&V COMMUNICATIONS INC.,
TUMBLEWEED HS INC.,
PIEDMONT TELECOMMUNICATIONS INC.,
180 DIGITAL INTERIORS, INC.,
HD COMPLETE, INC.,
IRONWOOD COMMUNICATIONS INC.,
AND
QUEENS CABLE CONTRACTORS, INC.

Dated: July 31, 2006

TABLE OF CONTENTS

Page(s)

SECURITY AND PURCHASE AGREEMENT

This Security and Purchase Agreement is made as of July 31, 2006 by and among LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus"), 180 CONNECT INC., a Nevada corporation ("the Parent"), and each party listed on Exhibit A attached hereto (each an "Eligible Subsidiary" and collectively, the "Eligible Subsidiaries"). The Parent and are each Eligible Subsidiary, each a "Company" and collectively, the "Companies".

BACKGROUND

The Companies have requested that Laurus make advances available to the Companies; and

Laurus has agreed to make such advances on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

1. General Definitions and Terms; Rules of Construction.

(a) General Definitions. Capitalized terms used in this Agreement shall have the meanings assigned to them in Annex A.

(b) Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined shall have the meanings customarily given them in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

(c) Other Terms. All other terms used in this Agreement and defined in the UCC, shall have the meaning given therein unless otherwise defined herein.

(d) Rules of Construction. All Schedules, Addenda, Annexes and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words "herein", "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term "or" is not exclusive. The term "including" (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections,

schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement or the Ancillary Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. Any matter or information disclosed in one provision, subprovision, section or subsection of the Schedules is deemed disclosed and incorporated by reference for the purposes of any other provision, subprovision, section or subsection thereof as though fully set forth in such other section for which the applicability of such information and disclosure is reasonably apparent on the face of such information or disclosure. Headings have been inserted on the sections of the Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the Sections as set forth in this Agreement.

2. Loan Facility.

(a) Revolving Loans.

(i) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus may make revolving loans (the "Revolving Loans") to the Companies from time to time during the Term which, in the aggregate at any time outstanding, will not exceed the lesser of (x) the Capital Availability Amount and (y) an amount equal to (I) the Accounts Availability plus (II) the Inventory Availability, minus (III) such reserves as Laurus may reasonably in its good faith judgment deem proper and necessary from time to time (the "Reserves"). The amount derived at any time from Section 2(a)(i)(y)(I) plus Section 2(a)(i)(y)(II) minus 2(a)(i)(y)(III) shall be referred to as the "Formula Amount." The Companies shall, jointly and severally, execute and deliver to Laurus on the Closing Date the Secured Non-Convertible Revolving Note and the Secured Non-Convertible Term Note. The Companies hereby each acknowledge and agree that Laurus' obligation to purchase the Secured Non-Convertible Revolving Note and the Secured Non-Convertible Term Note from the Companies on the Closing Date shall be contingent upon the satisfaction (or waiver by Laurus in its sole discretion on or prior to the Closing Date) of the items and matters set forth in the closing checklist. Reserves may only be implemented following prior notice to the Company Agent.

(ii) Notwithstanding the limitations set forth above, if requested by any Company, Laurus retains the right to lend to such Company from time to time such amounts in excess of such limitations as Laurus may determine in its sole discretion.

(iii) Reserved.

(iv) If any interest, fees, costs or charges payable to Laurus hereunder are not paid when due, each of the Companies shall thereby be deemed to have requested, and Laurus is hereby authorized at its discretion to make and charge (following prior notice to the Company Agent) to the Companies' account, a Loan as of such date in an amount equal to such unpaid interest, fees, costs or charges.

(v) If any Company at any time fails to perform or observe any of the covenants contained in this Agreement or any Ancillary Agreement, following the declaration of

an Event of Default hereunder in respect of such failure to perform or observe such covenants, Laurus may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Company (or, at Laurus' option, in Laurus' name) and may, but need not, take any and all other actions which Laurus may deem reasonably necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to Account Debtors, lessors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments). The amount of all monies expended and all reasonable costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Laurus in connection with or as a result of the performance or observance of such agreements or the taking of such action by Laurus shall be charged to the Companies' account as a Revolving Loan and added to the Obligations. To facilitate Laurus' performance or observance of such covenants by each Company, during the continuance of an Event of Default, each Company hereby irrevocably appoints Laurus, acting alone, as such Company's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Company any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Company pursuant to the express terms hereof.

(vi) Laurus will account to Company Agent monthly with a written statement of all Loans and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Laurus shall be deemed final, binding and conclusive unless Laurus is notified by Company Agent in writing to the contrary within thirty (30) days of the date each account was rendered specifying the item or items to which objection is made.

(vii) During the Term, the Companies may borrow, repay, prepay and reborrow Loans in accordance with the terms and conditions hereof.

(b) Term Loan. Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus shall make a term loan (the "Term Loan") to Company Agent (for the benefit of Companies) in an aggregate amount equal to Twenty Million Dollars ($20,000,000). The Term Loan shall be evidenced by the Secured Non-Convertible Term Note.

3. Repayment of the Loans The Companies (a) may prepay the Loans from time to time in accordance with the terms and provisions of the Notes (and Section 17 hereof if such prepayment is due to a termination of this Agreement); (b) shall repay on the Maturity Date (as defined in the Secured Non-Convertible Term Note) (i) the then aggregate outstanding principal balance of the Term Loan together with accrued and unpaid interest, fees and charges and: (ii) all other amounts owed Laurus under the Secured Non-Convertible Term Note; (c) shall repay on the expiration of the Term (i) the then aggregate outstanding principal balance of the Revolving Loans together with accrued and unpaid interest, fees and charges and; (ii) all other amounts then due and owing to Laurus under this Agreement and the Ancillary Agreements; and (c) subject to Section 2(a)(ii), shall repay on any day on which the then aggregate outstanding principal balance of the Loans are in excess of the Formula Amount at such time, Loans in an amount equal to such excess. Any payments of principal, interest, fees or any other amounts

payable hereunder or under any Ancillary Agreement shall be made prior to 12:00 noon (New York time) on the due date thereof in immediately available funds.

4. Procedure for Revolving Loans. Company Agent may by written notice request a borrowing of Revolving Loans prior to 12:00 noon (New York time) on the Business Day of its request to incur, on the such Business Day (each, a "Funding Date"), a Revolving Loan. Together with each request for a Revolving Loan (or at such other intervals as Laurus may request), Company Agent shall deliver to Laurus a Borrowing Base Certificate in the form of Exhibit B attached hereto, which shall be certified as true and correct by the Chief Executive Officer or Chief Financial Officer of Company Agent together with all supporting documentation relating thereto. All Revolving Loans shall be disbursed from whichever office or other place Laurus may designate from time to time and shall be charged to the Companies' account on Laurus' books. The proceeds of each Revolving Loan made by Laurus shall be made available to Company Agent, in immediately available funds, on the Business Day requested if such borrowing request is made in accordance with the terms of this Section 4, by way of credit to the applicable Company's operating account maintained with such bank as Company Agent designated to Laurus. Any and all Obligations due and owing hereunder may be, following prior notice to the Company Agent, charged to the Companies' account and shall constitute Revolving Loans.

5. Interest and Payments.

(a) Interest.

(i) Except as modified by Section 5(a)(iii) below, the Companies shall jointly and severally pay interest at the Contract Rate on the unpaid principal balance of each Loan until such time as such Loan is repaid in full in good funds in dollars of the United States of America.

(ii) Interest and payments shall be computed on the basis of the actual number of days elapsed in a year of 360 days. At Laurus' option, Laurus may charge the Companies' account for said due and unpaid interest pursuant to Section 2(a)(iv) hereof.

(iii) Effective upon the declaration of any Event of Default and only for so long as such Event of Default shall be continuing, the Contract Rate shall automatically be increased as set forth in the Notes (such increased rate, the "Default Rate"), and all outstanding principal amount of the Loans, including unpaid interest, shall continue to accrue interest during the continuance of such Event of Default at the Default Rate applicable to such Loans.

(iv) In no event shall the aggregate interest payable hereunder exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the "Maximum Legal Rate"), and if any provision of this Agreement or any Ancillary Agreement is in contravention of any such law or regulation, interest payable under this Agreement and each Ancillary Agreement shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate)

(v) The Companies shall jointly and severally pay principal, interest and all other amounts due and payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including any deduction for any set-off or counterclaim.

(b) Payments; Certain Closing Conditions.

(i) Servicing Payment. The Company shall pay to Laurus Capital Management, LLC, the investment manager of the Purchaser ("LCM"), a servicing payment in an amount equal to $2,052,000 (the foregoing payment is referred to herein as the "Servicing Payment.") The parties acknowledge that the Servicing Payment is a reasonable estimate of the expenses that LCM will incur in monitoring and servicing the Notes, and the Servicing Payment is intended to enable LCM to defray such expenses.

(ii) Overadvance Payment. Without affecting Laurus' rights hereunder in the event that the outstanding principal amount of the Loans exceed the Formula Amount (each such event, an "Overadvance"), all such Overadvances shall bear additional interest at a rate equal to one half percent (0.50%) per month of the amount of such Overadvances for all times such amounts shall be in excess of the Formula Amount. All amounts that are incurred pursuant to this Section 5(b)(ii) shall be due and payable by the Companies monthly, in arrears, on the first business day of each calendar month and upon expiration of the Term. Notwithstanding the immediately foregoing, (A) such Overadvance shall not constitute an Event of Default if repaid in accordance with the terms hereof, and if an Overadvance shall occur following the occurrence and during the continuance of an Event of Default, the Default Rate shall be charged in respect of such Overadvance, but the additional interest rate on such Overadvance set forth in this Section 5(b)(ii) shall not be charged and (B) no additional interest as set forth in this Section 5(b)(ii) shall be charged on Overadvances made pursuant to the terms of that certain Overadvance Letter Agreement dated as of the date hereof by and among Laurus and the Companies.

(iii) Financial Information Default. Without affecting Laurus' other rights and remedies, in the event any Company fails to deliver the financial information required by Section 11 on or before the date required by this Agreement, the Companies shall jointly and severally pay Laurus an aggregate fee in the amount of $150.00 per week (or portion thereof) for each such failure until such failure is cured to Laurus' reasonable satisfaction or waived in writing by Laurus. All amounts that are incurred pursuant to this Section 5(b)(iii) shall be due and payable by the Companies monthly, in arrears, on the first Business Day of each calendar month and upon expiration of the Term.

(iv) Expenses. The Companies shall jointly and severally reimburse Laurus for its expenses (including reasonable legal fees and expenses) incurred in connection with the entering into of this Agreement and the Ancillary Agreements, and expenses incurred in connection with Laurus' due diligence review of each Company and its Subsidiaries and all related matters. Amounts required to be paid under this Section 5(b)(iv) will be paid on the Closing Date and shall be $65,000 for such expenses referred to in this Section 5(b)(iv) plus the cost of any required third-party appraisals and/or extraordinary diligence, subject to the Parent's prior approval, as well as fees and expenses of outside counsel to the extent the retention of same

is deemed prudent by Laurus. Such $65,000 amount is in addition to the $50,000 term sheet deposit previously remitted to Laurus.

6. Security Interest.

(a) To secure the prompt payment to Laurus of the Obligations, each Company hereby assigns, pledges and grants to Laurus a continuing security interest in and Lien upon all of the Collateral owned by such Company. All of each Company's Books and Records relating to the Collateral shall, until delivered to or removed by Laurus, be kept by such Company in trust for Laurus until all Obligations have been paid in full.

(b) Each Company hereby (i) authorizes Laurus to file any financing statements, continuation statements or amendments thereto that (x) indicate the Collateral (1) as all assets and personal property of such Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Laurus to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Each Company acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Laurus and agrees that it will not do so without the prior written consent of Laurus, subject to such Company's rights under Section 9-509(d)(2) of the UCC.

(c) Each Company hereby grants to Laurus an irrevocable, non-exclusive license (exercisable upon the termination of this Agreement due to an occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to such Company) to use, transfer, license or sublicense (to the extent such sublicense is permitted) any Intellectual Property now owned, licensed to, or hereafter acquired by such Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the termination of this Agreement and the payment in full of all Obligations.

7. Representations, Warranties and Covenants Concerning the Collateral. Each Company represents, warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Loan and made as of the time of each and every Revolving Loan hereunder) and covenants as to such Company as follows:

(a) all of the Collateral (i) is owned by it free and clear of all Liens (including any claims of infringement) except those in Laurus' favor and Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

(b) it shall not encumber, mortgage, pledge, assign or grant any Lien in any Collateral or any other assets to anyone other than Laurus and except for Permitted Liens.

(c) the Liens granted pursuant to this Agreement, upon completion of the filings and other actions listed on Schedule 7(c) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to Laurus in duly executed form) constitute valid perfected security interests in all of the Collateral in favor of Laurus as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all of its creditors and purchasers and such security interest is prior to all other Liens in existence on the date hereof, other than Permitted Liens.

(d) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens.

(e) it shall not dispose of any of the Collateral whether by sale, lease or otherwise except for 'the sale of Inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment having an aggregate fair market value of not more than $250,000 and only to the extent that (i) the proceeds of any such disposition of Equipment are used to repay Obligations or to pay general corporate expenses, from time to time or (ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to Laurus to be held as cash collateral for the Obligations.

(f) it shall defend the right, title and interest of Laurus in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant Laurus "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to Laurus, (ii) the prompt (but in no event later than five (5) Business Days following Laurus' request therefor) delivery to Laurus of all original Instruments, Chattel Paper, negotiable Documents and certificated Stock owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Laurus' interest in Collateral at Laurus' request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve its and/or Laurus' respective and several interests in the Collateral.

(g) it shall promptly, and in any event within ten (10) Business Days after the same is acquired by it, notify Laurus of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Laurus, it shall enter into a supplement to this Agreement granting to Laurus a Lien in such commercial tort claim.

(h) it shall place notations upon its Books and Records and any of its financial statements to disclose Laurus' Lien in the Collateral.

(i) if it retains possession of any Chattel Paper or Instrument with Laurus' consent, upon Laurus' request such Chattel Paper and Instruments shall be marked with the following legend: "This writing and obligations evidenced or secured hereby are subject to the security interest of Laurus Master Fund, Ltd." Notwithstanding the foregoing, upon the reasonable request of Laurus, such Chattel Paper and Instruments shall be delivered to Laurus.

(j) it shall perform in a reasonable time all other steps requested by Laurus to create and maintain in Laurus' favor a valid perfected first Lien in all Collateral subject only to Permitted Liens.

(k) it shall notify Laurus promptly and in any event within five (5) Business Days after obtaining knowledge thereof (i) of any event or circumstance that, to its knowledge, would cause Laurus to consider any then existing Account and/or Inventory in excess of $250,000 as no longer constituting an Eligible Account or Eligible Inventory, as the case may be; (ii) of any material delay in its performance of any of its obligations to any Account Debtor; (iii) of any assertion by any Account Debtor of any material claims, offsets or counterclaims; (iv) of any allowances, credits and/or monies granted by it to any Account Debtor; (v) of all material adverse information relating to the financial condition of an Account Debtor; (vi) of any material return of goods having a fair market value in excess of $250,000; and (vii) of any loss, damage or destruction of any of the Collateral having a fair market value in excess of $250,000. References to Accounts Debtors contained in this Section 7(k) shall apply only to Account Debtors with Accounts comprising Eligible Accounts or Eligible Inventory in excess of $250,000.

(l) all Eligible Accounts (i) represent complete bona fide transactions which require no further act under any circumstances on its part to make such Accounts payable by the Account Debtors, (ii) are not subject to any present, future contingent offsets or counterclaims, and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of such Company. It has not made, nor will it make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by it in the ordinary course of its business consistent with historical practice and as previously disclosed to Laurus in writing.

(m) it shall keep and maintain its Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. It shall not permit any such items to become a Fixture to real estate or accessions to other personal property.

(n) it shall maintain and keep all of its Books and Records concerning the Collateral at its executive offices listed in <u>Schedule 12(aa)</u>.

(o) it shall maintain and keep the tangible Collateral at the addresses listed in <u>Schedule 12(aa)</u>, provided, that it may change such locations or open a new location, provided

that it provides Laurus at least thirty (30) days prior written notice of such changes or new location and (ii) prior to such change or opening of a new location where Collateral having a value of more than $1,250,000 will be located, it executes and delivers to Laurus such agreements deemed reasonably necessary or prudent by Laurus, including landlord agreements, mortgagee agreements and warehouse agreements, each in form and substance satisfactory to Laurus, to adequately protect and maintain Laurus' security interest in such Collateral.

(p) Schedule 7(p) lists all banks and other financial institutions at which it maintains deposits and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. It shall not establish any depository or other bank account with any financial institution (other than the accounts set forth on Schedule 7(p)) without Laurus' prior written consent.

(q) All Inventory manufactured by it in the United States of America shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto or promulgated thereunder.

8. Payment of Accounts.

(a) Each Company will irrevocably direct all of its present and future Account Debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the lockboxes maintained by such Company (the "Lockboxes") with Wachovia Bank or such other financial institution accepted by Laurus in writing as may be selected by such Company (the "Lockbox Bank") pursuant to the terms of the certain agreements among one or more Companies, Laurus and/or the Lockbox Bank. Each Company, within thirty (30) days of the Closing Date, shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the Lockbox Bank agrees to: (a) sweep the Lockbox on a daily basis and deposit all checks received therein to an account designated by Laurus in writing (the "Designated Account") and (b) comply only with the instructions or other directions of Laurus concerning the Lockbox. All of each Company's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account of any Company or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox or such other address as Laurus may direct in writing. If, notwithstanding the instructions to Account Debtors, any Company receives any payments, such Company shall immediately remit such payments to Laurus in their original form with all necessary endorsements. Until so remitted, such Company shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property.

(b) At Laurus' election, following the occurrence of an Event of Default which is continuing, Laurus may notify each Company's Account Debtors of Laurus' security interest in the Accounts, collect them directly and charge the collection costs and expenses thereof to Company's and the Eligible Subsidiaries joint and several account.

9. Collection and Maintenance of Collateral.

(a) Laurus may request the Ernst & Young representative to verify each Company's Accounts from time to time, but not more often than once every six (6) months, unless an Event of Default has occurred and is continuing or Laurus believes that such verification is necessary to preserve or protect the Collateral. Laurus shall notify the Company Agent prior to effectuating any such verification. .

(b) Proceeds of Accounts received by Laurus will be deemed received on the Business Day after Laurus' receipt of such proceeds in good funds in dollars of the United States of America to an account designated by Laurus. Any amount received by Laurus after 12:00 noon (New York time) on any Business Day shall be deemed received on the next Business Day.

(c) As Laurus receives the proceeds of Accounts of any Company, it shall (i) apply such proceeds, as required, to amounts outstanding under the Notes, and (ii) remit all such remaining proceeds (net of interest, fees and other amounts then due and owing to Laurus hereunder) to Company Agent (for the benefit of the applicable Companies) upon request (but no more often than twice a week). Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, Laurus, at its option, may (a) apply such proceeds to the Obligations in such order as Laurus shall elect, (b) hold all such proceeds as cash collateral for the Obligations and each Company hereby grants to Laurus a security interest in such cash collateral amounts as security for the Obligations and/or (c) do any combination of the foregoing.

10. Inspections and Appraisals. At all times during normal business hours, Laurus, and/or any agent of Laurus shall have the right, upon prior reasonable notice to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of each Company's properties and the Collateral, (b) inspect, audit and copy (or take originals if necessary) and make extracts from each Company's Books and Records, including management letters prepared by the Accountants, and (c) discuss with each Company's directors, principal officers, and independent accountants, each Company's business, assets, liabilities, financial condition, results of operations and business prospects. Each Company will deliver to Laurus any instrument necessary for Laurus to obtain records from any service bureau maintaining records for such Company. If any internally prepared financial information, including that required under this Section is unsatisfactory in any manner to Laurus, Laurus may request that the Accountants review the same. Unless an Event of Default has occurred and is continuing or Laurus reasonably believes that such inspection is necessary to preserve or protect the Collateral having a fair market value in excess of $250,000, Laurus shall carry out no more than two (2) such inspections or appraisals during any calendar year.

11. Financial Reporting. Company Agent will deliver, or cause to be delivered, to Laurus each of the following, which shall be in form and detail acceptable to Laurus:

(a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the 180 Connect Inc. (CD), consolidated audited financial statements with a report of independent certified public accountants of recognized standing selected by the

180 Connect Inc. (CD) and acceptable to Laurus (the "Accountants"), which annual financial statements shall be without qualification and shall include a balance sheet as at the end of such fiscal year and the related statements of income, retained earnings and cash flows for the fiscal year then ended, prepared, if Laurus so requests, on a consolidating and consolidated basis to include all Subsidiaries and Affiliates , all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of the 180 Connect Inc. (CD)'s President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

(b) As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of 180 Connect Inc. (CD), a consolidated unaudited/internal balance sheet and statements of income, retained earnings and cash flows of 180 Connect Inc. (CD) as at the end of and for such quarter and for the year to date period then ended, prepared, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the 180 Connect Inc. (CD)'s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) a certificate of the Parent's President, Chief Executive Officer or Chief Financial Officer whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(c) As soon as available and in any event within thirty (30) days after the end of each calendar month, a consolidated unaudited/internal balance sheet and statements of income, retained earnings and cash flows of 180 Connect Inc. (CD) as at the end of and for such month and for the year to date period then ended, prepared in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the 180 Connect Inc. (CD)'s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(d) Within twenty (20) days after the end of each month (or more frequently if Laurus so requests), consolidated agings of the Parent's and each Company's Accounts and unaudited trial balances and a statement of the accounts payable of 180 Connect Inc. (CD) which shall include a consolidated calculation of Accounts, Eligible Accounts, Inventory and/or Eligible Inventory, provided, however, that if Laurus shall request the foregoing information more often than as set forth in the immediately preceding clause, each Company shall have fifteen (15) days from each such request to comply with Laurus' demand; and

(e) Each Company shall deliver, and/or cause such Company's respective Subsidiary or Subsidiaries to deliver, such other financial information as Laurus shall reasonably request.

12. Additional Representations and Warranties. Each Company hereby represents and warrants to Laurus as to such Company as follows:

(a) Organization, Good Standing and Qualification. It and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. It and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (i) execute and deliver this Agreement and the Ancillary Agreements, and (ii) to issue and sell the Notes, and (iii) to carry out the provisions of this Agreement and the Ancillary Agreements and to carry on its business as presently conducted. It and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Subsidiaries. Each of its direct and indirect Subsidiaries, the direct owner of each such Subsidiary and its percentage ownership thereof, is set forth on Schedule 12(b).

(c) Capitalization; Voting Rights.

(i) The authorized capital stock of the Parent, as of the date hereof consists of 10,000 shares, of which all are shares of Common Stock, with no par value, 1000 shares of which are issued and outstanding. The authorized, issued and outstanding capital stock of each Company is set forth on Schedule 12(c).

(ii) Reserved.

(iii) All issued and outstanding shares of the Parent's Common Stock: (i) have been duly authorized and validly issued and are fully paid and non-assessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(iv) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Parent's Certificate of Incorporation (the "Charter"). The Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Parent's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(d) Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on its and its Subsidiaries' part (including their respective officers and directors) necessary for the authorization of this Agreement and the Ancillary Agreements, the performance of all of its and its Subsidiaries' obligations hereunder and under the Ancillary Agreements on the Closing Date and, the authorization, issuance and delivery of the Notes and the Warrant has been taken or will be taken prior to the Closing Date. This Agreement and the Ancillary Agreements, when executed and delivered and to the extent it is a party thereto, will be its and its Subsidiaries' valid and binding obligations enforceable against each such Person in accordance with their terms, except:

(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

(ii) general principles of equity that restrict the availability of equitable or legal remedies.

The issuance of the Notes are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(e) Liabilities. Neither it nor any of its Subsidiaries has any liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed on the Schedules attached hereto or liabilities disclosed in its most recent financial statements, true, correct and complete copies of which have been provided to Laurus before the Closing Date.

(f) Agreements; Action. Except as set forth on Schedule 12(f):

(i) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which it or any of its Subsidiaries is a party or to its knowledge by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, it or any of its Subsidiaries in excess of $50,000 (other than obligations of, or payments to, it or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from it (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) provisions restricting the development, manufacture or distribution of its or any of its Subsidiaries' products or services; or (iv) indemnification by it or any of its Subsidiaries with respect to infringements of proprietary rights.

(ii) Since March 31, 2006 (the "Balance Sheet Date") neither it nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $200,000 or, in the case of indebtedness and/or liabilities individually less than $200,000, in excess of $400,000 in the aggregate; (iii) made any loans or advances to any Person not in excess, individually or in the aggregate, of $200,000, other than ordinary advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its Inventory in the ordinary course of business.

(iii) For the purposes of subsections (i) and (ii) of this Section 12(f), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons it or any of its applicable Subsidiaries has reason to believe are affiliated therewith or with any Subsidiary thereof) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(iv) the Parent and each Company maintains disclosure controls and procedures ("Disclosure Controls") designed to ensure that information required to be disclosed by the Parent and each Company in the reports delivered to Laurus hereunder is recorded, processed, summarized, and reported, within the time periods specified.

(v) The Parent makes and keeps books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets. It maintains internal control over financial reporting ("Financial Reporting Controls") designed by, or under the supervision of, its principal executive and principal financial officers, and effected by its board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that:

(1) transactions are executed in accordance with management's general or specific authorization;

(2) unauthorized acquisition, use, or disposition of the Parent's assets that could have a material effect on the financial statements are prevented or timely detected;

(3) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that its receipts and expenditures are being made only in accordance with authorizations of the Parent's management and board of directors;

(4) transactions are recorded as necessary to maintain accountability for assets; and

(5) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(vi) There is no material weakness in any of its Disclosure Controls or Financial Reporting Controls that is required to be disclosed, except as so disclosed in Schedule 12(f) hereto.

(g) Obligations to Related Parties. Except as set forth on Schedule 12(g), neither it nor any of its Subsidiaries has any obligations to their respective officers, directors, stockholders or employees other than:

(i) for payment of salary for services rendered and for bonus payments;

(ii) reimbursement for reasonable expenses incurred on its or its Subsidiaries' behalf;

(iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by its and its Subsidiaries' Board of Directors, as applicable); and

(iv) obligations listed in its and each of its Subsidiary's financial statements.

Except as described above or set forth on Schedule 12(g), none of its officers, directors or, to the best of its knowledge, key employees or stockholders, any of its Subsidiaries or any members of their immediate families, are indebted to it or any of its Subsidiaries, individually or in the aggregate, in excess of $150,000 or have any direct or indirect ownership interest in any Person with which it or any of its Subsidiaries is affiliated or with which it or any of its Subsidiaries has a business relationship, or any Person which competes with it or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with it or any of its Subsidiaries. Except as described above, none of its officers, directors or stockholders, or any member of their immediate families, is, directly or indirectly, interested in any material contract with it or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between it or any of its Subsidiaries and any such Person. Except as set forth on Schedule 12(g), neither it nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other Person.

(h) Changes. Since the Balance Sheet Date, except as disclosed on any Schedule to this Agreement or to any of the Ancillary Agreements, there has not been:

(i) any change in its or any of its Subsidiaries' business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects, which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

(ii) any resignation or termination of any of its or its Subsidiaries' officers, key employees or groups of employees which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

(iii) any material change, except in the ordinary course of business, in its or any of its Subsidiaries' contingent obligations by way of guaranty, endorsement, indemnity, warranty or otherwise;

(iv) any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(v) any waiver by it or any of its Subsidiaries of a valuable right or of a material debt owed to it which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

(vi) any direct or indirect material loans made by it or any of its Subsidiaries to any of its or any of its Subsidiaries' stockholders, employees, officers or directors, other than advances made in the ordinary course of business in excess of $100,000;

(vii) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder in excess of $100,000;

(viii) any declaration or payment of any dividend or other distribution of its or any of its Subsidiaries' assets;

(ix) any labor organization activity related to it or any of its Subsidiaries;

(x) any debt, obligation or liability incurred, assumed or guaranteed by it or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business or those in excess of $100,000;

(xi) any sale, assignment or transfer of any Intellectual Property or other intangible assets in excess of $100,000;

(xii) any change in any material agreement to which it or any of its Subsidiaries is a party or by which either it or any of its Subsidiaries is bound which, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xiii) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(xiv) any arrangement or commitment by it or any of its Subsidiaries to do any of the acts described in subsection (i) through (xiii) of this Section 12(h).

(i) Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 12(i), it and each of its Subsidiaries has good and marketable title to their respective material properties and assets, and good title to its material leasehold interests, in each case subject to no Lien, other than Permitted Liens.

Except as set forth on Schedule 12(i), all material facilities, Equipment, Fixtures and other properties owned, leased or used by it or any of its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 12(i), it and each of its Subsidiaries is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

(j) Intellectual Property.

(i) Except as set forth on Schedule 12(j), it and each of its Subsidiaries owns or possesses sufficient legal rights to all material Intellectual Property necessary for their respective businesses as now conducted and, to its knowledge as presently

proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to its or any of its Subsidiary's material Intellectual Property, nor is it or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

(ii) Neither it nor any of its Subsidiaries has received any communications alleging that it or any of its Subsidiaries has violated any of the material Intellectual Property or other proprietary rights of any other Person, nor is it or any of its Subsidiaries aware of any basis therefor.

(iii) Neither it nor any of its Subsidiaries believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by it or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to it or any of its Subsidiaries.

(k) Compliance with Other Instruments. Except as set forth on Schedule 12(k), neither it nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Ancillary Agreements to which it is a party, and the issuance of the Notes and the other Securities each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any Lien upon any of its or any of its Subsidiary's properties or assets or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or any of its Subsidiaries, their businesses or operations or any of their assets or properties.

(l) Litigation. Except as set forth on Schedule 12(l), there is no action, suit, proceeding or investigation pending or, to its knowledge, currently threatened against it or any of its Subsidiaries that prevents it or any of its Subsidiaries from entering into this Agreement or the Ancillary Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or could result in any change in its or any of its Subsidiaries' current equity ownership, nor is it aware that there is any basis to assert any of the foregoing. Neither it nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality where failure to comply would have a Material Adverse Effect. There is no material action, suit, proceeding or investigation by it or any of its Subsidiaries currently pending or which it or any of its Subsidiaries intends to initiate within ninety (90) days of the date hereof.

(m) Tax Returns and Payments. It and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. Except as set forth on Schedule 12(m), all taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by it and each of its Subsidiaries on or before the Closing Date, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 12(m), neither it nor any of its Subsidiaries has been advised:

(i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(ii) of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

Neither it nor any of its Subsidiaries has any knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

(n) Employees. Except as set forth on Schedule 12(n), neither it nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to its knowledge, threatened with respect to it or any of its Subsidiaries. Except as disclosed on Schedule 12(n), neither it nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To its knowledge, none of its or any of its Subsidiaries' employees, nor any consultant with whom it or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, it or any of its Subsidiaries because of the nature of the business to be conducted by it or any of its Subsidiaries; and to its knowledge the continued employment by it and its Subsidiaries of their present employees, and the performance of its and its Subsidiaries contracts with its independent contractors, will not result in any such violation. Neither it nor any of its Subsidiaries has actual knowledge that any of its or any of its Subsidiaries' employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to it or any of its Subsidiaries. Neither it nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with it or any of its Subsidiaries, none of its or any of its Subsidiaries' employees has been granted the right to continued employment by it or any of its Subsidiaries or to any material compensation following termination of employment with it or any of its Subsidiaries. Except as set forth on Schedule 12(n), neither it nor any of its Subsidiaries is aware that any officer, key employee or group of employees intends to terminate his, her or their employment with it or any of its Subsidiaries, as applicable, nor does it or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

(o) Registration Rights and Voting Rights. Except as set forth on Schedule 12(o), neither it nor any of its Subsidiaries is presently under any obligation, and neither it nor any of its Subsidiaries has granted any rights, to register any of its or any of its

Subsidiaries' presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 12(o), to its knowledge, none of its or any of its Subsidiaries' stockholders has entered into any agreement with respect to its or any of its Subsidiaries' voting of equity securities.

(p) Compliance with Laws; Permits. Neither it nor any of its Subsidiaries is in violation of any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Ancillary Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing Date, as will be filed in a timely manner. It and each of its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Environmental and Safety Laws. Neither it nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, the violation of which would have a Material Adverse Effect, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 12(q), no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by it or any of its Subsidiaries or, to its knowledge, by any other Person on any property owned, leased or used by it or any of its Subsidiaries. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

(i) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; and

(ii) any petroleum products or nuclear materials.

(r) Valid Offering. Assuming the accuracy of the representations and warranties of Laurus contained in this Agreement, the offer and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(s) Full Disclosure. It and each of its Subsidiaries has provided Laurus with all material information requested by Laurus in connection with Laurus' decision to enter into this Agreement, including all information each Company and its Subsidiaries believe is

reasonably necessary to make such investment decision. Neither this Agreement, the Ancillary Agreements nor the exhibits and schedules hereto and thereto nor any other document delivered by it or any of its Subsidiaries to Laurus or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to Laurus by it or any of its Subsidiaries were based on its and its Subsidiaries' experience in the industry and on assumptions of fact and opinion as to future events which it or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

(t) Insurance. It and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which it believes are customary for companies similarly situated to it and its Subsidiaries in the same or similar business.

(u) Financial Statements. The 180 Connect Inc. (CD) has furnished Laurus with copies of: (i) its Annual Report for its fiscal year ended December 31, 2005; and (ii) its Quarterly Reports for its fiscal quarters ended March 31, 2006, (each a "Report"). Except as set forth on Schedule 12(u), each Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the Reports, nor the financial statements (and the notes thereto) included in the Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and cash flows of the Parent and its Subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such Report.

(v) Reserved.

(w) No Integrated Offering. Neither it, nor any of its Subsidiaries nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any Ancillary Agreement to be integrated with prior offerings by it for purposes of the Securities Act which would prevent it from issuing the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will it or any of its Affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(x) Patriot Act. It certifies that, to the best of its knowledge, neither it nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. It hereby acknowledges that Laurus seeks to comply with all applicable laws concerning money laundering and related activities. In

furtherance of those efforts, it hereby represents, warrants and covenants that: (i) none of the cash or property that it or any of its Subsidiaries will pay or will contribute to Laurus has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by it or any of its Subsidiaries to Laurus, to the extent that they are within its or any such Subsidiary's control shall cause Laurus to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. It shall promptly notify Laurus if any of these representations, warranties and covenants ceases to be true and accurate regarding it or any of its Subsidiaries. It shall provide Laurus with any additional information regarding it and each Subsidiary thereof that Laurus deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. It understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties and covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, Laurus may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Laurus' investment in it. It further understands that Laurus may release confidential information about it and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if Laurus, in its sole discretion, determines that it is in the best interests of Laurus in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

(y) <u>Company Name; Locations of Offices, Records and Collateral</u>. <u>Schedule 12(aa)</u> sets forth each Company's name as it appears in official filings in the state of its organization, the type of entity of each Company, the organizational identification number issued by each Company's state of organization or a statement that no such number has been issued, each Company's state of organization, and the location of each Company's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) and, except as set forth in such <u>Schedule 12(aa)</u>, such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in <u>Schedule 12(aa)</u>, no Company has been known as or conducted business in any other name (including trade names). Each Company has only one state of organization.

(z) <u>ERISA</u>. Based upon the Employee Retirement Income Security Act of 1974 ("<u>ERISA</u>"), and the regulations and published interpretations thereunder: (i) neither it nor any of its Subsidiaries has engaged in any non-exempt Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Code); (ii) it and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither it nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither it nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than its or such Subsidiary's employees; and (v) neither it nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.